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Exhibit 23.2

Consent of Independent Auditors

        We consent to the use of our report dated March 12, 2004, with respect to the financial statements of Ischemia Technologies, Inc. incorporated by reference in this Registration Statement on Form S-8 of Inverness Medical Innovations, Inc. filed on October 11, 2005.

ERNST & YOUNG LLP
Denver, Colorado October 7, 2005

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  Exhibit 23.2